UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2018, Riot Blockchain, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, (i) John O’Rourke, Andrew Kaplan, Remo Mancini, and Jason Les were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, (ii) stockholders ratified the board of directors’ appointment of MNP LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, and (iii) stockholders approved, on an advisory basis, the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers. The final voting results on these matters were as follows:

 1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
John O’Rourke	3,658,808	92,173	4,973,977
Andrew Kaplan	3,343,795	407,186	4,973,977
Remo Mancini	3,664,579	86,402	4,973,977
Jason Les	3,658,762	92,219	4,973,977

2.  Ratification of appointment of MNP LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Votes Abstained
8,288,242	320,286	116,430

3. To approve, on an advisory basis, the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,474,012	227,920	48,046	4,973,977

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: June 15, 2018	By:	/s/ Robby Chang
Name: Robby Chang
Title: Chief Financial Officer